TIME CHARTER

                                 Government Form
                    APPROVED BY THE NEW YORK PRODUCE EXCHANGE

                November 6th, 1913 -- Amended October 20th 1921; August 6th, 1931; October 3rd, 1946

THIS CHARTER PARTY made and concluded in ________________, ___day of _____ 199__ between ______________________ Owners of _______________________________of
_______ of _________ tons gross register, and ____________ tons net register, having engines of ____________________ indicated horse power and with hull cargo spaces machinery equipment in a thoroughly efficient state and appearance, and classed highest Lloyds or equivalent at __________________ of about _______ cubic meters capacity, and about ________ tons deadweight capacity on a draft of _______ meters, and capable of steaming, throughout the currency of this C/P fully laden, under good weather conditions about ___ knots on a consumption of about ____________________ now trading. See also Clause 48 and description as guaranteed in attached description clause and ____________________ Charterers of the City of __________________.

                  WITNESSETH, that the said Owners agree to let, and the said Charterers agree to hire the said vessel, from the time of delivery, for about _____________________, exact period in Charterers option, redelivery with ___ days notice within below mentioned trading limits. Charterers to have liberty to sublet the vessel for all or any part of the time covered by this Charter but Charterers remaining responsible for the fulfillment of this Charter Party. Acceptance of delivery by Charterers shall not constitute any waiver of Owner's obligations hereunder. Vessel to be placed at the disposal of the Charterers, at ____________________________________________. Vessel on tendering notice of delivery to be ready and fit in every way to receive and carry any permissible cargo and to be so maintained throughout the currency of this C/P and tight, staunch, strong and in every way fitted for the service having water ballast, winches and donkey boiler with sufficient steam power, or if not equipped with donkey boiler, then other power sufficient to run all the winches at one and the same time (and with full complement of officers, seamen, engineers and firemen for a vessel of her tonnage), to be employed, in carrying lawful merchandise, excluding See Clause 39. Notice may be tendered anytime day or night Sundays and holidays included. Notices can be tendered by cable. Worldwide trading always within IWL Charterers have the right to break IWL paying the extra insurance premium on Hull & Machinery as per receipted invoice from Owners' underwriters. However, such extra insurance premium must not exceed the amount as charged by Lloyds of London as the Charterers or their Agents shall direct, on the following conditions:

                  1. That whilst on hire the Owners shall provide and pay for all provisions, wages and consular shipping and discharging fees including agency fees of the Crew; shall pay for the insurance of the vessel, also for all the cabin, deck, engine-room and other necessary stores, including boiler water and maintain her class and keep the vessel in a thoroughly efficient state in hull, cargo spaces, machinery and equipment for and during the service.


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                  2. That whilst on hire the Charterers shall provide and pay for all the fuel except as otherwise agreed. Port Charges, Compulsory Customary Pilotages, Agencies, Commissions, Consular Charges (except those pertaining to the Crew), and all other unusual expenses except those before stated, but when the vessel puts into a port for causes for which vessel is responsible, then all such charges incurred shall be paid by the Owners. Fumigations ordered because of illness of the crew or cargoes carried prior to delivery to be for Owners account. Fumigations ordered because of cargoes carried or ports visited while vessel is employed under this charter to be for Charterers account. All other fumigations to be for Charterers account after vessel has been on charter for a continuous period of six months or more.
                  Charterers are to provide necessary dunnage and shifting boards, also any extra fittings requisite for a special trade or unusual cargo, but Owners to allow them the use of any dunnage and shifting boards and/or lashing material already aboard vessel. Charterers to have the privilege of using shifting boards for dunnage, they making good any damage thereto.

                  3.       See Clause 40.

                  4. That Charterers shall pay for the use and hire of the said Vessel at the rate of USD ________ daily INCLOT for first ____ days USD _______ daily INCLOT for remaining period United States Currency commencing on and from the day of her delivery, as aforesaid, and after the same rate for any part of a day; hire to continue until the hour of the day of her re-delivery in like good order and condition, ordinary wear and tear excepted, to the Owners (unless lost) redelivery worldwide PICO with ____ days notice unless otherwise mutually agreed. Charterers are to give Owners not less than _____ days.

                  5. Payment of said hire to be made in New York in cash in United States currency every ___ days in advance, and for the last half month or part of same the approximate amount of hire, and should same not cover the actual time, hire is to be paid for the balance day by day, as it becomes due, if so required by Owners, unless bank guarantee or deposit is made by the Charterers, otherwise failing the punctual and regular payment of the hire, or bank guarantee or deposit, or on any fundamental breach of this Charter Party, the Owners shall be at liberty to withdraw the vessel from the service of the Charterers, without prejudice to any claims they (the Owners) may otherwise have on the Charterers.
                     Cash for the vessel's ordinary disbursements at any port may be advanced as required by the Captain, by the Charterers or their Agents, subject to _____ commission and such advances shall be deducted from the hire. The Charterers, however, shall in no way be responsible for the application of such advances.

                  6. That the cargo or cargoes be laden and/or discharged in any dock or at any wharf or place in port or elsewhere that Charterers or their Agents may direct, provided the vessel can safely lie always afloat at any time of tide, except at such places where it is customary for similar size vessels to safely lie aground.

                  7. That the whole reach of the Vessel's Hold, Decks, and usual places of loading (not more than she can reasonably stow and carry), also accommodations for Supercargo, if carried,

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shall be at the Charterers' disposal, reserving only proper and sufficient space for Ship's officers, crew, tackle, apparel, furniture, provisions, stores and fuel.

                  8. That the Captain shall prosecute his voyages with the utmost dispatch, and shall render all customary assistance with ship's crew and boats. The Captain (although appointed by the Owners), shall be under the orders and directions of the Charterers as regards employment and agency; and Charterers are to load, stow, trim and discharge the cargo at their expenses under the supervision and responsibility except insofar as stevedores actions result in cargo damage when stevedores are appointed by Charterers and/or beyond control of the Captain, who is to sign Bills of Lading for cargo as presented, in conformity with Mate's or Tally Clerk's receipts.

                  9. That if the Charterers shall have reason to be dissatisfied with the conduct of the Captain, Officers, or Engineers, the Owners shall on receiving particulars of the complaint, investigate the same, and, if necessary, make a change in the appointments.

                  10. That the Charterers shall have permission to appoint a Supercargo, who shall accompany the vessel and see that voyages are prosecuted with the utmost dispatch. He is to be furnished with free accommodation, and same fare as provided for Captain's table. Owners to victual Pilots and Customs Officers, and also, when authorized by Charterers or their Agents, to victual Tally Clerks, Stevedore's Foreman, etc., Charterers paying USD ______ per month pro rata for all such victualing including representation and cables.

                  11. That the Charterers shall furnish the Captain from time to time with all requisite instructions and sailing directions, in writing, and the Captain shall keep a full and correct Log of the voyage or voyages, which are to be patent to the Charterers of their Agents, and furnish the Charterers, their Agents or Supercargo, when required, with a true copy of daily Deck & Engine Logs, in English showing the course of the vessel and distance run and the consumption of fuel.

                  12. That the Captain shall use diligence in caring for the ventilation of the cargo.

                  13. That the Charterers shall have the option of continuing this charter for a further period of ___________________________.

                  14. That if required by Charterers, time not to commence before _______ and should vessel not have given written or cable notice of readiness on or before _________ to be narrowed to ____ days spread with first notice together with expected delivery port (range) but not later than 4 p.m. Charterers or their Agents to have the option of canceling this Charter at any time not later than the day of Vessel's readiness.

                  15. That in the event of the loss of time from deficiency and/or default of men or deficiency of stores, fire, breakdown or damages to hull, machinery or equipment, grounding, detention by average accidents to ship or cargo, drydocking for the purpose of examination or painting bottom, or by and other cause preventing the full working of the vessel, the payment of hire shall cease for the time thereby lost; and if upon the voyage the speed be reduced by defect in or

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breakdown of any part of her hull, machinery or equipment, the time so lost, and the cost of any extra fuel consumed in consequence thereof, and all extra expenses shall be deducted from the hire.

                  16. That should the Vessel be lost, money paid in advance and not earned (reckoning from the date of loss or being last heard of) shall be returned to the Charterers at once. The act of God, enemies, fire, restraint of Princes, Rulers and People, and all dangers and accidents of the Seas, Rivers, Machinery, Boilers and Steam navigation, and errors of Navigation throughout this Charter Party, always mutually excepted.
                  The vessel shall have the liberty to sail with or without pilots, to tow and to be towed, to assist vessels in distress, and to deviate for the purpose of saving life and property.

                  17. That should any dispute arise between the Owners and the Charterers, the matter in dispute shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them, shall be final, and for the purpose of enforcing any award, this agreement may be made a rule of the Court. See Clause 47.

                  18. That the Owner shall have a lien upon all cargoes, and all sub-freights for any amounts due under this Charter, including General Average contributions, and the Charterers to have a lien on the Ship for all monies paid in advance and not earned, and any overpaid hire or excess deposit to be returned at once. Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the owners in the vessel.

                  19. That all derelicts and salvage shall be for Owners' and Charterers' equal benefit after deducting Owners' and Charterers' expenses and Crew's proportion. General Average shall be adjusted, stated and settled, according to York-Antwerp Rules 1974 as amended 1990 at such port or place as may be selected by Owners and Charterers by mutual agreement, Owners respecting sub-contracts stipulation as long as confined to London or New York or another recognized place of adjustment. In such adjustment disbursements in foreign currencies shall be exchanged into United States money at the rate prevailing on the dates made and allowances for damage to cargo claimed in foreign currency shall be converted at the rate prevailing on the last day of discharge at the port or place of final discharge of such damaged cargo from the ship. Average agreement or bond and such additional security, as maybe required by the carrier, must be furnished before delivery of the goods. Such cash deposit as the carrier or his agents may deem sufficient as additional security for the contribution of the goods and for any salvage and special charges thereon, shall, if required, be made by the goods, shippers, consignees or owners of the goods to carrier before delivery. Such deposit shall, at the option of the carrier, be payable in United States money and be remitted to the adjuster. When so remitted the deposit shall be held in a special account at the place of adjustment in the name of the adjuster pending settlement of the General Average and refunds or credit balances, if any, shall be paid in United States money.
                  See New Jason Clause as attached.

                  20. Fuel used by the vessel while off hire to be for Owner's account also to be agreed to as to quantity, and the cost of replacing same to be allowed by Owners.

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                  21.      See Clause 57.

                  22. Owners shall maintain the gear of the ship as fitted, providing gear (for all derricks) capable of handling lifts up to maximum in accordance with description clause, also providing ropes, falls, slings as on board and blocks. If vessel is fitted with derricks capable of handling heavier lifts, Owners are to provide necessary gear for same, Owners also provide on the vessel electric lights as on board for night work. The Charterers to have the use of any gear on board the vessel.

                  23. Vessel to work night and day, if required by Charterers, and all winches to be at Charterers' disposal during loading and discharging; Winchmen to be employed and paid by Charterers. In the event of a disabled winch or winches, or insufficient power to operate winches, Owners to pay for shore gear, in lieu thereof, if required, and pay any loss of time occasioned thereby and any extra expenses including standby expenses. Should Charterers require ship's crew to work cargo gear, hire at the additional rate of USD ______ per day for the first day per port and thereafter USD _____ per day or pro rata for part of a day (based on actual hours worked) to be paid for days crew worked cargo gear.

                  24. It is also mutually agreed that this Charter is subject to all the terms and provisions of and all the exemptions from liability contained in the Act of Congress of the United States approved on the 13th day of February, 1893, and entitled "An Act relating to Navigation of Vessels, etc.," in respect of all cargo shipped under this charter to or from the United States of America. It is further subject to the following clauses, both of which are to be included in all bills of lading issued hereunder:

                  U.S.A. Clause Paramount as attached:
                  See New Both-to Blame Collision Clause as attached.

                  25. The vessel shall not be required to enter any ice-bound port, or any port where lights or light-ships have been or are about to be withdrawn by reason of ice, or where there is risk that in the ordinary course of things the vessel will not be able on account of ice to safely enter the port or to get out after having completed loading or discharging. The vessel not to be obliged to force ice nor to follow ice breakers where vessels of similar size and class are unable to do so. See Clause 38.

                  26. Nothing herein stated is to be construed as a demise of the vessel to the Time Charterers. The owners to remain responsible for the navigation of the Vessel, acts of pilots and tugboats, insurance, crew, and all other matters, same as when trading for their own account.

                  27. An address commission of ______________________________.
payable to Charterers on the hire earned and paid under this Charter.





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                             By cable authority from


The original Charter Party in our possession.      As _______________ For Owners
                                    BROKERS.
Additional Clauses 29 through and including Clause 63 including Description Clause, Chamber of Shipping War Risk Clause 1 & 2 New Jason Clause, U.S.A. Clause Paramount and New Both To Blame Collision Clause, all as attached to be deemed part of and incorporated in this Charter Party.





































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             RIDER TO M/V          C/P DATED           , 199
             -------------------------------------------------

CLAUSE 29 (NOTICES):
--------------------

Owners to give Charterers days approximate notice and further days definite notice along with delivery port/place. Owners shall give notice of delivery to Charterer's agents:






Tel:                                    Tel:
Fax:                                    Fax:
Tlx:                                    Tlx:

CLAUSE 30 (HOUSE FLAG/MARKINGS):
--------------------------------

The Charterers shall have the liberty of flying their own house flag and painting the funnel and ship's sides with their color/insignia at Charterer's time and expense.

CLAUSE 31 (CERTIFICATES/VACCINATIONS):
--------------------------------------

Owners are obliged to deliver and keep the vessel, her crew and anything pertaining hereto supplied with up-to-date and complete certificates and approvals and equipment and fittings, enabling the vessel and her crew to load, carry and discharge all cargoes permitted under this Charter Party, and bunker within the trading limits of this Charter Party even where such certificates, approval, equipment and fittings become necessary before or after the commencement of this Charter Party.

It is the responsibility of the master and the Owners to arrange for any special vaccinations required at ports of call and to keep on board corresponding valid certificates.

Failing this, any time lost and all extra expenses to be for Owner's account and may be deducted from the hire. Charters to advise Owners/Visitors of the ports of call as soon as possible.

CLAUSE 32 (INTERNATIONAL TONNAGE CERTIFICATE):
----------------------------------------------

Upon delivery, the vessel shall have on board an International Tonnage Certificate valid for the duration of this Charter Party and such tonnage certificate shall be acceptable by the local authorities at the countries of call within the trading limits of the Charter Party. Should such tonnage certificate result in an increase in the vessel's port expenses, such increase to be for Owner's account. Should such certificate not be acceptable to the local authorities, any time lost and all extra expenses for issuing an acceptable certificate are to be for Owner's account.


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CLAUSE 33 (I.T.F. / FLAG RESTRICTIONS):
---------------------------------------

Owners guarantee that the minimum terms and conditions on which crew will be engaged are now and will be for the duration of this charter covered by an ITF agreement or any other bonafide trade union agreement accepted by the International Transport Workers Federation and local union/labor organizations. If the vessel does not meet these requirements, the vessel is to go off hire for any time actually lost until such requirements are fully complied with.

Any extra expenses resulting directly from such action shall be payable and paid for by the Owners, or in Charterer's option, shall be deducted from hire.

The Owners are responsible for any loss of time or delay or restriction to the full working of the vessel resulting from any action that may be taken against the ship and/or Owners by third parties for any reason whatsoever. Any time lost as a consequence of any such action by third parties shall be considered as off hire and shall be deducted from the hire. Any extra expenses resulting directly or indirectly from such action shall be the responsibility of and paid for by the Owners or, in Charterer's option, shall be paid for by the Charterers and deducted from the hire unless for any claims that may result/originate from anything that may have happened before Charterers take delivery of the vessel, i.e. any and all matters concerning the previous ownership.

CLAUSE 34 (OIL POLLUTION):
--------------------------

Owners warrant to provide and maintain at their expense and carry on board the vessel a valid U.S. Federal Maritime Commission's Certificate of Financial Responsibility as required under the U.S. Water Quality Act of 1970 and amendments thereto. Owners also warrant to have secured current certificates for other countries where similar guarantees are required. In no case the Charterers shall be liable for any damages as a result of the Owner's failure to obtain the aforementioned certificates or the Owner's noncompliance with present or future water pollution legislation enacted by individual U.S. states or other countries. Time lost by noncompliance to be considered as off hire and Owners to reimburse Charterers for all extra expenses resulting as a consequence of such noncompliance.

If the International Group of P & I Clubs should refuse to cover for trade with the U.S.A., the Owner must advise Charterers of same immediately.

If Owners do not arrange for alternate cover, then upon Charterer's tendering written notice of their intention to order the vessel to the U.S.A., the Owners will have two working days Saturdays, Sundays and holidays excluded, to confirm whether they will allow vessel to trade to the U.S.A.

If the vessel is not allowed by her Owners to trade to the U.S.A. then Charterers have the option to cancel this Charter Party with immediate effect, provided vessel is cargo free.


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If the vessel is loaded with cargo bound for the U.S.A. the Owners must make arrangements for their own account to fulfill their Bill of Lading obligations and the vessel will be redelivered upon dropping last outbound sea pilot at discharge port.

CLAUSE 35 (P & I CLUB I / CARGO CLAIMS):
----------------------------------------

Owners guarantee that the vessel is entered and shall remain entered in a Protection and Indemnity Association, currently as stated in the Description Clause, for the duration of this Charter Party. Entry shall include, but not be limited to, full cover for cargo claims of any nature, in accordance with club rules.

1. The Parties warrant that no Bill of Lading issued under this Charter shall give effect to the provisions of the United Nations Convention on the Carriage of Goods by Sea Act 1978 (Hamburg Rules) unless these rules apply according to article 2.1 (A) or (B) or (C).

2. In the event the Owners incur liability under the Bills of Lading as a result of the Charterer's breach of No. 1 above, then the Charterers will indemnify the Owners for all liability (including legal costs on an indemnity basis) which owners may incur insofar as they are incurred by the incorporation of the Hamburg Rules and not the Hague or Hague-Visby Rules or other provisions which would have applied if the Hamburg Rules had not been incorporated.

3. Cargo claims should be settled in accordance with the Interclub New York Produce Exchange Agreement of February 1970, as amended May 1984. For purposes of this provision, the reference to the Interclub Agreement to "Hague or Hague-Visby Rules" shall be deemed to include a reference to the "Hamburg Rules" provided that the Hamburg Rules apply compulsorily to the Bill or Bills of Lading by reason of the port of loading or the port of discharge and, in that event the words "short delivery" and "shortage" in the Interclub Agreement shall be deemed to include references to "non delivery", "delay" and "loss of or damage to or delay to cargo due to fire".

However, where the Hamburg Rules apply compulsorily to the Bill or Bills of Lading by reason of the port of loading or port of discharge, any properly settled or compromised claims for loss of or damage to or any delay to cargo arising or resulting from an act, neglect or default of the Master, Mariner, Pilot, or the servants of the Carrier in the navigation or in the management of the ship, shall in all cases be apportioned _________ Owners and _________ Charterers.

4. The Hamburg Rules shall not apply to any apportionment of liability under this Charter, save as stated above.

CLAUSE 36 (LIABILITY INSURANCE):
--------------------------------

The Charterers shall not be responsible for loss of life nor personal injury nor arrest or seizure or loss or damage to the vessel, her cargo and/or other objects arising from perils insured against by customary policies of insurance.


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CLAUSE 37 (LAST VOYAGE):
------------------------

Should the vessel be ordered on a voyage by which the charter period may be exceeded, the Charterers are to have the use of the vessel to enable them to complete the voyage, provided it could be reasonably calculated that the voyage would allow redelivery within the time fixed for the termination of the Charter Party.

CLAUSE 38 (TRADING EXCLUSIONS / WAR RISK INSURANCE):
----------------------------------------------------

The following countries/areas are always excluded from trading:

Israel, Turkish occupied Cyprus, Namibia, Albania, Cambodia, Laos, North Korea, Iraq, Cuba, Russian Pacific Coast and Islands, Libya, Kampuchea, and areas embargoed by the United Nations.

Vessel is not permitted to call at any country which is prohibited from trading by the U.S. Government.

If all U.S. Government restrictions regarding trading with Cuba and North Korea are lifted, Charterers may trade Cuba and North Korea.

Vessel is allowed to trade Iraq provided cargoes carried are in compliance with present U. N. embargo. Should same be lifted during the currency of this C/P, the vessel will be allowed to trade Iraq freely.

Vessel is allowed to trade C. I. S. Pacific Ports provided Charterers obtain a certificate from the proper authorities stating that the vessel is free from Asian gypsy moth eggs and larvae.

Notwithstanding anything else contained in the Charter Party the Owners agree that the vessel may trade any area which is now or which may be in the future designated by Lloyds and/or vessel's hull underwriters as a War Zone and/or additional premium area, upon following conditions:

(A) The Owners warrant that the vessel shall remain insured throughout this Charter Party for any and all War Risks with the insurance company as stated in the Description Clause.

(B) Basic War Risk Insurance premium to be for Owner's account. Additional War Risk premiums payable in respect of insurance covering physical loss of or damage to the vessel arising by reason of the vessel trading under Charterer's orders to War Zone and/or additional premium area, shall be for Charterer's account including Crew War Bonus.

Such additional premium payable by Charterers, however, not to exceed what would have been quoted or charged, net of rebate, if the vessel was covered with Lloyds of London Underwriters. Charterers not to be responsible for loss or losses caused by the vessel being blocked and/or

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trapped and/or through detention of the vessel in any circumstance whatsoever and all premiums in respect of insurance covering such loss or losses to be for Charterer's account.

(C) The Charterers shall not be liable whatsoever in respect of the actual constructive, commercial or compromise loss of the vessel, nor for any damage to or loss in respect of the vessel, arising out of trading to War Zone and/or additional premium area, Charterers however being responsible for all additional premiums as aforesaid.

(D) In the event of the wages of the Master, officers and/or the cost of provisions and/or stores for the deck and/or engine room be increased by reason of or during the existence of any reason of the matters mentioned above, the amount of any increase to be paid by the Charterers on production of the Owners account therefore. In case Master, officers or crew request repatriation under terms of their collective agreement due to vessel preceding or being in such zone, cost of repatriation and embarkation of replacement crew to be for Charterer's account, and any time lost to be time on hire.

CLAUSE 39 (CARGO EXCLUSIONS):
-----------------------------

The following cargoes are excluded from carriage:

Asphalt, pitch in bulk, petroleum or its products (except petcoke which is allowed), calcium carbide, hides, oilseed cake, meals expellers, sand expellers, resin in bulk, copra, explosives, livestock, acids, dangerous and/or injurious and/or inflammable cargoes, arms, ammunition, nuclear and/or radioactive materials, radioactive waste products or its byproducts, metal borings and cuttings, bones, HBI, shavings, scrap is allowed subject to Soft Loading Clause oily scrap, motor blacks, turnings always to be excluded, tar, direct reduced iron ore pellets, naptha, ferro silicon in bulk, motor spirits, turpentine, calcium hydroxide and other harmful dangerous or injurious and contraband cargo. MBT always excluded. Garbage and waste of any kind, illegal goods, cargoes considered dangerous or harmful by IMO, creosoted goods (excluding CCA treated wood products) unless loaded on deck on tarps/plastic sheeting, all liquid cargoes, also excluding cargoes destined to or originating from a country which a trade embargo has been placed by the U.N. is in force.

Maximum two (2) sulphur cargoes per year.

Understood that cargoes loaded within IMO regulations are permitted.

Fishmeal to be loaded per IMO regulations. Any extra crew bonus due under crew agreement payable to crew for carriage of fishmeal to be for Charterer's account. Charterers are allowed to carry usual South America grain/grain products/agricultural products including meals/pellets/expellers (but excluding sunflower seed expellers).

Charterers may carry salt but Charterers to lime wash holds prior to loading in their time and expense to Master's satisfaction when carrying such cargo. Charterers may carry maximum two (2) cargoes sulfur annually which to be loaded under IMO regulations and holds lime washed by

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Charterers, if required. Charterers are to remove all lime wash prior to loading at their time and expense to Master's satisfaction.

Charterers have the option to carry charcoal, but any extra crew bonus due under crew agreement payable to crew for carriage of charcoal to be for Charterer's account.

Charterers have the option to load Ammonium Nitrate IMO 5.1 in bags provided loaded in accordance with IMO regulations. Any crew bonus under their collective agreement for Charterers' account.

Concentrates loaded within IMO regulations permitted.

CLAUSE 40 (BUNKERS):
--------------------

The vessel to deliver with bunkers as on board always sufficient to reach the nearest main bunkering installation. Charterers to take over and pay for bunkers as on board at Owners' actual bunker prices which to be fully substantiated by invoices.

The vessel to be redelivered with bunkers as on board always sufficient to reach the nearest main bunkering installation. Owners to take over and pay for bunkers as on board at Charterers' actual bunker prices which to be substantiated by invoices.

The Charterers shall have the liberty to bunker the vessel for their own account prior to delivery provided same does not interfere with Owners' business.

Upon delivery or at first or subsequent port after delivery and upon redelivery or at last port prior to redelivery, a joint bunker survey shall be made in order to establish bunker figures on delivery respectively redelivery. Such figures shall be final and binding upon both parties. The Charterers will be represented by their supercargo/es or appointed surveyor/s and the Owners by the Master and/or Chief Engineer.

CLAUSE 41 (WEATHER ROUTING):
----------------------------

Charterers may supply an independent weather routing company's advise to Master during voyages specified by the Charterers. The Master shall comply with the reporting procedure of the routing service selected by the Charterers. Evidence of weather conditions shall be taken from the vessel's deck logs and the weather routing company's reports. In the event of a consistent discrepancy between the deck logs and the weather routing company's report, the latter shall be taken as ruling, provided weather routing company reports do not substantially differ from weather fax reports received by the vessel.

CLAUSE 42 (MASTER'S/CREW'S ASSISTANCE):
---------------------------------------

With reference to Clause 8 of this Charter Party "customary assistance" shall include but not be limited to:

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(A) All opening and closing of hatches, when and where required, if permitted by local regulations.

(B) Charterers to pay USD ________ per hold for the first year, USD __________ for the second-year, USD _________ for the third year and USD _________ for the forth year, per hold, for hold cleaning to pass cleanliness inspections, time, weather, local regulations permitting. Crew will do best. In any case Charterers to arrange with stevedores to remove all tunnage from the vessel's holds.

(C) Lashing and/or unlashing of cargo, including but not limited to containers, on and under deck, Charterers paying USD ______ per voyage as bonus to crew if such lashing and/or unlashing of cargo required.

(D) Warping alongside berths whenever required.

(E) Assist with the placement/inflation/deflation/removal of any air tunnage bags used to secure the cargo. Owners warrant vessel is equipped with air compressors and sufficient deck hoses which to be placed at Charterers' disposal for inflating such air dunnage bags.

It is understood that by signing this Charter Party, the Owners hereby authorize the Charterers and/or their agents to sign Bill(s) of Lading, in conformity with Mate's and/or tally clerk's receipts, on Master's behalf.

Furthermore, is understood that the Master shall supervise the stowage of the cargo thoroughly and let one of his officers control all loading, handling, stowage and discharge of the cargo, and he is to furnish the Charterers with stowage plans as well as other documents, as the case may be.

The Master shall be responsible for all gear, equipment and/or stores supplied to the vessel by or for Charterer's account, and the Master shall keep a record of all such gear, equipment and/or stores supplied, and to maintain same in good condition. Such gear, equipment and/or stores to be redelivered to the Charterers prior to redelivery of the vessel to the Owners, or if required by the Charterers at any time during the Charter, in like good order and condition as supplied. The Owner shall make good any shortage and/or damage unaccounted for, fair wear and tear excepted.

All above provided shore labor regulations permit, otherwise shore labor to be employed by Charterers at their time, risk and expense.

CLAUSE 43 (SUPERCARGOES/PORT CAPTAINS):
---------------------------------------

At any stage of this Charter Party, the Charterers and their Supercargoes shall have access to vessel's holds and to all sounding pipes for determining tank contents. Charterers and/or their Supercargoes shall also have free access to vessel's bridge, engine room and all log books at any time.

Whenever required, the Master to bring the vessel into even trim if possible, at Charterer's time, risk and expense to correct bunker soundings. The Charterers or their Supercargoes and/or their surveyors shall have free and unlimited access to vessel tank plans, calibration scales and/or capacity plan. Charterers or their representative to have free access to vessel's deck, and engine log books at any time, provided same does not interfere with Owners working of the vessel.

CLAUSE 44 (STEVEDORE DAMAGES):
------------------------------

Should damage be caused to the vessel or her fittings by the Charterers or the stevedores, the master and/or the Owners shall:

(1) Give written notices to the party allegedly responsible and to the Charterers or their supercargo giving full particulars of the damage and its alleged cause. The master shall obtain the written acknowledgment of liability from the party causing any damage or, failing this, shall obtain written acknowledgment from such party of receipt of this notice. Any notice issued hereunder to be given no later than 48 (forty-eight) hours after the alleged damage occurred.

(2) Immediately arrange in conjunction with Charterers' Agents or supercargo for the damage to be surveyed and an estimate of the repair costs to be given.

If the Charterers would otherwise have been responsible for damage being caused to the vessel or her fittings, they shall be exempted from such responsibility if the Owners or the master has failed to comply with their obligations under this clause.

In any event the Charterers shall not be held responsible for damages exceeding Owners deductible under the Owners Hull and Machinery Insurance.

CLAUSE 45 (OFF HIRE):
---------------------

Deviation and/or delay because of sickness of the crew shall be considered as off hire and all extra directly related expenses in this connection shall be for Owners' account and shall be deducted from the hire.

After suspension of hire from any cause, the vessel shall be placed again at Charterers' disposal at the same port or place of equidistant position where hire was suspended.

The Charterers may, in their option, at any time, add to the time charter period, partly or wholly, any off hire period(s) . The rate of hire for any such added period(s) shall be calculated and paid at the same rate as that applicable during the off hire period(s).

If the vessel has been off hire for a period of ______ consecutive days or in case of repeated problems with leaking hatches and/or crane problems and/or engine problems and/or hold, conditions, the Charterers are at liberty to cancel the balance period of this Charter Party and redelivery shall take place upon vessel being free of cargo.

During any off hire period estimated to exceed _______ days, the Owner to give the Charterers not less than _______ days definite notice of resumption of the service.

CLAUSE 46 (PUNCTUAL PAYMENT):
-----------------------------

With reference to Clause 5 it is agreed that the hire is to be considered correctly paid upon receipt of Charterers' bankers confirming irrevocable transfer to Owners' bankers as stated in the Description Clause.

Before exercising the option of withdrawing the vessel for the Charter under Clause 5, the Owners will give the Charterers _______ hours (Saturdays, Sundays and holidays excluded) official notice in writing and will not withdraw the vessel if the hire is paid within the hours allowed for notice from the time the Charterers receive such notice.

The Charterers have the liberty to retain sufficient funds from any hire to cover actual and estimated amounts, including value of estimated bunkers on redelivery, for Owners' account.

Charterers have the right to deduct Owners' estimated expenses but maximum USD _______ per port. Amounts over USD ________ per port to be approved by the Owners.

CLAUSE 47 (ARBITRATION)
-----------------------

With reference to line 107, Arbitration shall be held in New York in accordance with the rules for Arbitration Procedures of the Society of Maritime Arbitrators, Inc., New York. The two arbitrators appointed by the Owners and the Charterers, shall be commercial persons, familiar with maritime business, and the third arbitrator shall be a maritime attorney who shall also be Chairman of the panel. If one party fails to appoint an arbitrator, either originally or by way of substitution, for __________ clear days after the other party having appointed his arbitrator, and has served the party making the default with notice to make the appointment, the party who have appointed an arbitrator, may appoint that arbitrator to act as sole arbitrator in the reference, and his award shall be binding upon both parties as if he had been appointed by consent. If the two arbitrators fail to agree upon a third arbitrator, the third arbitrator shall be determined by U.S. District Court, Southern District Court of New York.

An award hereunder shall include attorney's fees and costs.

In the event the amount of claim and counterclaim does not exceed USD ____________ the parties agree to refer any dispute to a sole arbitrator in accordance with "Small Claims Procedure" of the S.M.A.

CLAUSE 48 (SPEED AND CONSUMPTION):
----------------------------------

The Owners warrant that the vessel shall proceed with utmost despatch and shall be capable of performing at the stated speed at all times during the sea voyage, except when vessel encounters more than fresh breeze (Beaufort Scale). "Good weather conditions" shall mean maximum

Beaufort Four (4) wind, and speed/consumption claims can only be made for those days, by averaging the speed/consumption on those days only. No speed/consumption claims can be made for days when weather conditions are over force four (4) . The Charterers may instruct the vessel to steam at any slow speed, however Charterers not to order the vessel to slow steam at any unsafe RPM.

CLAUSE 49 (LIEU OF CLEANING ON REDELIVERY):
-------------------------------------------

With reference to Line 54, the Charterers have the liberty to redeliver the vessel with unclean holds paying Owners USD per hold, excluding dunnage removal, or USD _______ per hold including dunnage removal, in lieu of cleaning. If last voyage with salt/sulfur, lime wash to be removed to Master's satisfaction prior to redelivery at Charterer's time, risk and expense.

CLAUSE 50 (REDELIVERY):
-----------------------

Redelivery on dropping last outbound sea pilot one (1) safe port worldwide in Charterer's option within IWL.

CLAUSE 51 (ACCOMMODATION FOR OFFICIALS):
----------------------------------------

With reference to Clause 10, Charterers also have permission to appoint up to ________ Pilots, Customs Officials and/or government representatives, all of whom will accompany the vessel during her loading operations, including shifting between load ports/berths. They are to be furnished with free accommodations and same food as provided for at the Captain's table, Charterers paying at the rate of USD ______ each per day. It is understood and agreed that Owners/Master will provide the rooms/cabins that are available on the vessel to accommodate the above.

CLAUSE 52 (VESSEL AS STORAGE):
------------------------------

Charterers do not intend to use the vessel as a storage facility. Prolonged port stay period awaiting cargo berth will not be considered as storage usage.

CLAUSE 53 (LIGHTERING):
-----------------------

Charterers are to supply sufficient fenders as requested and approved by the Master of the vessel. The Master may, if he considers it at any time unsafe to commence or continue lightering, to either order the lightering vessel away from his vessel (and any such craft must obey his orders) or he may remove his own vessel from alongside. Understood vessel remaining on hire throughout.

CLAUSE 54 (YEARLY ACCOUNTS):
----------------------------

Owners and Charterers are to make every possible effort to settle the accounting for each year within _________ months after each anniversary from delivery.

CLAUSE 55 (DECK CARGO):
-----------------------

Charterers to have the option to load on deck/hatch covers, subject always to stability/ seaworthiness/strength to Master's satisfaction, and Bill(s) of lading to be marked accordingly.

CLAUSE 56 (BUNKER QUALITY):
---------------------------

Bunkers ordered to be within ______________ Standards, Class ____________ or better for MDO.

CLAUSE 57 (DRYDOCKING):
-----------------------

Owners have the obligation to drydock the vessel during the currency of this Charter Party as required by the classification society and/or hull underwriters. Owners to give Charterers minimum ______ days notice of their intention to drydock the vessel also advising place of drydocking. Charterers have days to advise Owners if Owners' drydock plans will interfere with Charterers' schedule. Owners must reschedule the drydocking to facilitate Charterers' schedule provided Owners can secure an extension by classification society and/or hull underwriters. If vessel's speed is affected due to bottom fouling then Owners either to drydock the vessel or to arrange underwater cleaning at their convenience without affecting Charterers' schedule.

The above, however, not to apply in case of emergency in which case the Owners may schedule as required.

CLAUSE 58 (PADEYES):
--------------------

Charterers to have the option to weld padeyes and/or other lashing/securing devices/points their expense and subject to Master's approval which is not to be unreasonably withheld. Charterers to remove all such padeyes and/or other lashing/securing devices/points prior to redelivery if required by Owners.

Charterers are authorized to cut holes in hatch covers in their time and expense for loading and discharging bulk cement. Charterers to restore such holes (welded or bolted in Charterers' option) in their time and their expense to the class surveyors satisfaction.

CLAUSE 59 (DESCRIPTION CLAUSE):
-------------------------------



Flag:
Official No:
Call Sign:
Class:
Type:
Crew:
Built:

Year:
Engine:
LOA:
Beam:
Cargo Gear:
HO/HA:

CLAUSE 59 (CONTINUED)
---------------------

Summer DWT:
Tropical DWT:
Winter DWT:
Fresh Water DWT:


         National          Panama   Suez
GRT
NRT
SP/CON            EFO 180           MDO



HATCH SIZE






HOLD CAPACITY M3

GRAIN    BALE






Fuel oil capacity
Diesel oil capacity
Lube oil capacity
FW capacity
Ballast tank capacity
Ballast NO 3 cargo hold
TPC/TPI @

All numbers above are given in good faith but without guarantee.

CLAUSE 60 (ISM CLAUSE)
----------------------

The requirements of the International Safety Management (ISM) code are hereby incorporated into the terms of this Charterparty. Owners warrant that on and after 1st April, 1998 a Safety Management System (SMS) in accordance with the ISM code will be in operation both on shore and on board the vessel. Owners further warrant that on and after 1st July, 1998 they (or the company as defined by the ISM code) shall have a valid document of compliance (DOC), and the vessel shall have a valid Safety Management Certificate (SMC). Owners shall supply Charterers with a copy of the COD and SMC. Owners shall, when required by Charterers, provide a copy of the documents both ashore and on board the vessel evidencing the SMS and its application.

Noncompliance with the requirement of the ISM code shall be deemed a breach of the Charterparty.

CLAUSE 61 (HOUSE/FLAG-MARKINGS CLAUSE)
--------------------------------------

The Charterers or their subcharts shall have the liberty of flying their own house-flag and painting the funnel and ship's side with their colors/insignia. Owners' markings shall be restored before redelivery at Charterers expense or, in Charterers' option, by Owners at Owners' expense against a payment of USD _________ lump sum, to Owners.

CLAUSE 62 (STOWAWAY CLAUSE)
---------------------------

If, despite the, exercise of due care and diligence by the Owners, stowaways have gained access to the vessel, all time lost and all expenses whatsoever and howsoever incurred, including fines shall be for the Owners account and the vessel shall be off-hire.

Should the vessel be arrested as a result of stowaways having gained access to the vessel the Owners shall take all steps required to secure that, within a reasonable time, the vessel is released and at their expense put up bail to secure release of the vessel.

CLAUSE 63 (SMUGGLING CLAUSE)
----------------------------

In case of smuggling by master/vessel's crew, Owners to be responsible for any delay to vessel and/or expenses and/or fines and/or penalties resulting therefrom.